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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2002


                           TRAVIS BOATS & MOTORS, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)

       005-49897                                         74-2024798
(Commission File Number)                     (IRS Employer Identification No.)



                        5000 Plaza on the Lake, Suite 250
                               Austin, Texas 78746
           (Address of principal executive office, including zip code)

                                 (512) 347-8787
              (Registrant's telephone number, including area code)








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ITEM 5. Other Events.

          On March 13, 2002, Travis Boats & Motors, Inc. ("Travis", or the "Company"), entered into an agreement with TMRC, L.L.P. ("Tracker"), a wholly-owned subsidiary of Tracker Marine, L.L.C., whereby Tracker has initially invested approximately $2.1 million towards the purchase of newly created 6% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") in the Company.

          The Company initially filed its Statement of Designations of 6% Series A Cumulative Convertible Preferred Stock (the "Designation"), with the Texas Secretary of State on March 13, 2002. The Designation was attached as
     Exhibit 4.1 to the Company's 8-K filing on March 28, 2002. After consultation with Nasdaq, the Company obtained approval from its Board of Directors and Tracker to file the Restated Statement of Designations of 6% Series A Cumulative Convertible Preferred Stock (the "Restated Designation"), which removed Tracker's ability to vote on an as-converted basis at the initial conversion price of $2.4594. Instead, the Restated Articles provide that holders of preferred stock shall vote at a conversion price of $2.55 per share, without the benefit of any anti-dilution adjustments to the conversion price for such preferred stock. The Restated Designation was filed with the Texas Secretary of State on April 8, 2002.


ITEM 7.


     (c)  Exhibits.

          4.3 A copy of the Travis Boats & Motors, Inc. Amended and Restated Statement of Designations of 6% Series A Cumulative Convertible Preferred Stock dated April 8, 2002, is filed as Exhibit 4.3 to this Current Report and is incorporated herein by reference.






















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRAVIS BOATS & MOTORS, INC.
                                            (Registrant)




Date:  April 17, 2002               By:   /s/ Michael B. Perrine
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                                    Michael B. Perrine, Chief Financial Officer,
                                    Secretary, Treasurer